UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In the past week, Inland American Real Estate Trust, Inc. (the “Company”) became aware of the fact that the ticker symbol of IARE was issued by the OTC Grey Market and that trading has occurred in the Company’s shares under this ticker symbol. The Company did not initiate this action and its shares of common stock are not listed on a national securities exchange such as the New York Stock Exchange.

We believe this ticker symbol was issued as a result of a broker-dealer filing a form with the Financial Industry Regulatory Authority (“FINRA”) requesting the ticker symbol. We believe this allowed that broker-dealer to comply with FINRA reporting requirements concerning a secondary market trade of the Company’s shares that the broker-dealer was effecting or planning to effect.

Please note, neither FINRA nor any broker-dealer needs our permission to take the actions to obtain a ticker symbol or to trade our shares.

To reiterate, please note that the Company’s shares of common stock have not been listed on any national securities exchange at this time. The Company has not taken any steps to list its shares on a national securities exchange.

As we have previously disclosed, on December 27, 2013, we published an estimated per share value of our common stock to assist broker dealers that sold our common stock in our initial and follow-on “best efforts” offerings to comply with the rules regarding account statement reporting published by FINRA. On December 27, 2013, we announced an estimated value of our common stock equal to $6.94 per share. To estimate our per share value, our audit committee engaged an independent third-party real estate advisory firm that utilized the “net asset value” or “NAV” method which is based on the fair value of real estate, real estate related investments and all other assets, less the fair value of total liabilities. The fair value estimate of the Company’s real estate assets is equal to the sum of the fair value estimates for its individual real estate assets. The Company believes that the NAV method used to estimate the per share value of our common stock is the methodology most commonly used by non-listed REITs to estimate per share value.

The estimated per share value does not represent the: (i) the amount at which our shares would trade at a national securities exchange, (ii) the amount a stockholder would obtain if he or she tried to sell his or her shares or (iii) the amount stockholders would receive if we liquidated our assets and distributed the proceeds after paying all of our expenses and liabilities. The value of our shares will likely change over time and will be influenced by changes to the value of our individual assets as well as changes and developments in the real estate and capital markets. In addition, with respect to the estimated value per share, we can give no assurance that the methodology used to estimate our value per share would be acceptable to FINRA or that the estimated value per share will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code. We currently expect to update our estimated value per share at least every twelve months. For more detailed information regarding our estimate of per share value, including the prices and assumptions used, as well as the limitations relating thereto, please see our Current Report on Form 8-K dated December 27, 2013, as filed with the Securities and Exchange Commission on December 27, 2013.

Please feel free to contact Inland Investor Services with any further questions regarding this matter at 800.826.8228.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: March 3, 2014	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title	Principal Financial Officer